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                                                                    EXHIBIT 10.7

                                    AMENDMENT
                                       TO
                              FORBEARANCE AGREEMENT
                                     AND TO
                        WARRANT TO PURCHASE COMMON STOCK


         Amendatory Agreement ("Agreement") dated as of November 1, 2005 by and between Baker & Johnston LLP ("B&J") and TX Holdings, Inc. ("Holdings"),

                              W I T N E S S E T H :

         WHEREAS, B&J (under its former name Baker, Johnston & Wilson LLP) and Holdings (under its former name, R Wireless, Inc.) entered into the Forbearance Agreement dated as of July 21, 2005 ("Forbearance Agreement," a copy of which is Exhibit A hereto), in connection with which Holding's issued to B&J its Warrant to Purchase Common Stock of Holding's ("Warrant," a copy of which is Exhibit B hereto and which continues to be registered in the name of B&J, which holds the Warrant and all right, title and interest in and to the Warrant) on behalf of its two partners, David R. Baker ("Baker') and J. Brooke Johnston, Jr., ("Johnston");

         WHEREAS, B&J and Holdings wish to amend the Forbearance Agreement and the Warrant to more closely correspond to the development of its energy business and to enhance the potential value of the Warrant; and, effective as of the date of this Agreement.

         WHEREAS, B&J's two partners, Baker and Johnston, have equal interests in B&J and are now, and, pursuant to the Amendment and Termination executed by all the then partners of B&J on July 27, 2005 but effective as of May 31, 2005, were on July 21, 2005 the only persons with ownership interests in B&J; and

         WHEREAS, B&J had always intended that the interests in the Warrant be held directly by its partners and not indirectly through B&J but it was not feasible on July 21, 2005 to do so because the ownership situation of B&J on that date was not clarified until the Amendment and Termination was executed on July 27, 2005; and

         WHEREAS, the parties hereto desire that Baker and Johnston have direct record ownership of their equal ownership interests in the Warrant that they have beneficially possessed from July 26, 2005;

         NOW, THEREFORE , in view of these premises and the mutual benefits to the parties hereto, they hereby agree as follows:

         1. The Forbearance Agreement hereby is amended by substituting "twenty-four months" for "eighteen months" where the latter phrase is used in the paragraph numbered "3" in the Forbearance Agreement;

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         2. The Warrant hereby is amended by substituting the location "Miami
Beach, Florida" for "Augusta, Georgia" where it appears at the beginning of the Warrant, by substituting the date "July 1, 2006" for the date "January 1, 2006" where the latter date appears in Section 1 of the Warrant; by substituting the date "December 31, 2010" for the date "June 30, 2010" where the latter date is used in the phrase "Expires June 30, 2010" after the heading of the Warrant and where it appears in Section 1 of the Warrant; and by substituting the date "August 1, 2006" for the date February 1, 2006" where it appears in Section 7 of the Warrant.

         3. The Forbearance Agreement and the Warrant will remain in full force and effect as agreements between the parties, except as specifically modified as to the Forbearance Agreement by Section 1 above, and as to the Warrant by
Section 2 above. Following the effective date of this Agreement, the term Forbearance Agreement shall mean the original Forbearance Agreement as amended by Section 1 hereof and the term Warrant shall mean the Warrant as amended by
Section 2 hereof.

         4. B&J shall forthwith deliver the Warrant, duly endorsed for transfer to Baker and to Johnston, to Holdings, which shall cancel the Warrant and issue two warrants, each in the form of the Warrant as amended herein and continuing to be dated July 21, 2005, except that the figure "1,434,088" where it appears in the first clause of the Warrant, immediately prior to Section 1, shall be 717,044, to each of Baker and Johnston.

         IN WITNESS HEREOF, the parties have executed this Agreement on the date set beside the signature of the person executing on behalf of the party, and it is effective as of the date first above stated.

                                      BAKER & JOHNSTON LLP



Date of Execution:                    By:  /S/ David R. Baker
                                           David R. Baker, a general partner
January 12, 2006


                                      TX HOLDINGS, INC.



Date of Execution:                    By: /S/ Mark Neuhaus
                                          --------------------------------------
                                          Mark Neuhaus, Chairman and Chief
January 12, 2006                          Executive Officer


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